UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	May 29, 2013

Wells Mid-Horizon Value-Added Fund I, LLC
(Exact Name of Registrant as Specified in Charter)

Georgia	000-53626	20-3192853
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6200 The Corners Parkway, Norcross, Georgia	30092-3365
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 449-7800

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Execution of a Purchase and Sale Agreement

On May 29, 2013, Wells Mid-Horizon Value-Added Fund I, LLC (the “Registrant”) entered into an agreement to sell a four-story office building containing a total of approximately 115,000 square feet and two floors of a parking deck located in Nashville, Tennessee (the “Commerce Street Building”) to Commerce Street Nashville Partnership, an unaffiliated third party, for a gross sales price of $11,200,000, exclusive of closing costs. An initial earnest money deposit of $250,000 is due from Commerce Street Nashville Partnership within three business days and an additional earnest money deposit of $200,000 is due on June 7, 2013. These earnest money deposits will become non-refundable on June 21, 2013, the current expiration date of the loan commitment contingency period. The Registrant expects the closing of this transaction to occur during the second quarter of 2013; however, there are no assurances regarding when or if this sale will be completed.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

WELLS MID-HORIZON VALUE-ADDED FUND I, LLC (Registrant)

	By:	WELLS INVESTMENT MANAGEMENT COMPANY, LLC (Manager)

June 4, 2013		/s/ BRIAN M. DAVIS
Brian M. Davis Principal Financial Officer of Wells Investment Management Company, LLC